   UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2010

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

New York

1-13082

13-3131650

(State or other jurisdiction of

(Commission

(IRS Employer

incorporation)

File Number)

Identification No)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On October 18, 2010, Kenneth Cole Productions, Inc. (“the Company”) announced that the Company had made the strategic decision to bring its women’s sportswear business in-house.  As part of the strategic decision, the Company reached an agreement with Bernard Chaus, Inc. to end its license agreement for women’s sportswear effective June 1, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release dated October 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated:  November 1, 2010

            By:      /S/ DAVID P. EDELMAN

Name: David P. Edelman

Title:   Chief Financial Officer

(Principal Financial and Accounting Officer)

Exhibit Index

Description

Exhibit No.  99.1

Press Release dated October 18, 2010

Exhibit 99.1

Company Contact:	Investor Relations Contact:
Lisa Hellman	James R. Palczynski
Vice President, Public Relations	Principal
Kenneth Cole Productions, Inc.	Integrated Corporate Relations, Inc.
(212) 830-6863	(203) 222-9013

KENNETH COLE PRODUCTIONS BRINGS WOMEN'S SPORTSWEAR IN-HOUSE

NEW YORK, October 18, 2010 – Kenneth Cole Productions, Inc. (NYSE: KCP) and Bernard Chaus, Inc. (NSDQ: CHBD) announced today that they have agreed to terminate the women’s sportswear license agreement between the companies effective June 1, 2011.  The license was scheduled to expire in June 2012.

“Josephine Chaus and the organization have done a great job in building our women’s sportswear into one of the best performing businesses in better department and specialty stores today,” said Jill Granoff, Chief Executive Officer of Kenneth Cole Productions. “We have made the strategic decision to bring women’s sportswear in-house to leverage our existing capabilities and build our women’s business.  We intend to invest the resources required to realize the growth potential we believe exists in the wholesale, retail and international channels.”

The Kenneth Cole New York women’s sportswear line offers modern, day-to-night, work-to-weekend apparel for metropolitan women seeking designer fashion, contemporary style, quality and value.  Total wholesale sales are reported to be in excess of $50 million annually. The line is currently distributed in over 400 doors nationwide, including Nordstrom, Bloomingdale’s, Dillard’s, Lord & Taylor, Bon Ton, Boscov and Belk, as well as select international accounts.

“I am proud of the job we have done in building the Kenneth Cole New York women’s sportswear line,” said Josephine Chaus, Chief Executive Officer of Bernard Chaus.  “We are pleased to have reached favorable terms with Kenneth Cole Productions to recognize our contributions to this business and to enable us to explore new opportunities for the future.”

Jill Granoff concluded, “We are grateful to Chaus for their partnership over the past five years.  We intend to work with them to ensure a smooth transition with our wholesale and international partners and provide a seamless experience for our customers.”

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources and markets a broad range of footwear, handbags, apparel and accessories under the brand names Kenneth Cole New York, Kenneth Cole Reaction, Unlisted and Le Tigre, as well as footwear under the proprietary trademark Gentle Souls. The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel as well as fragrances, watches, jewelry, eyewear and several other accessory categories. The Company's products are distributed through department stores, better specialty stores, company-owned retail stores and its e-commerce website. Further information can be found at http://www.kennethcole.com.